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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 7, 2004, except for Notes C and P, as to which the date is March 11, 2004 relating to the consolidated financial statements and financial statement schedule of Genzyme Corporation and of our report dated January 27, 2004 relating to the financial statements of BioMarin/Genzyme LLC, which appear in Genzyme Corporation's Annual Report on Form 10-K for the year ended December 31, 2003.

We also consent to the incorporation by reference in this Registration Statement of our report dated June 9, 2003 relating to the financial statements and supplemental schedule, which appears in the Annual Report of the Genzyme Corporation 401(k) Plan, on Form 11-K for the year ended December 31, 2002.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
June 18, 2004

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  Exhibit 23.1